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                                                                   EXHIBIT 10.44

                     SANTA ANITA REALTY ENTERPRISES, INC.

                                    RETENTION AGREEMENT



          This Retention Agreement ("Agreement") is dated as of December 16, 1996, and is entered into by and between _____________("Employee") and Santa Anita Realty Enterprises, Inc., a Delaware corporation ("Company"). Employee and Company hereby agree to the following terms and conditions:

          1.   Purpose of Agreement.  The purpose of this Agreement is to
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provide that, in the event of a "Change in Control," Employee may become entitled to receive additional benefits in the event of his or her termination. It is believed that the existence of these potential benefits will benefit Company by discouraging turnover among executives with Agreements and causing such executives to be more able to respond to the possibility of a Change in Control without being influenced by the potential effect of a Change in Control on their job security.

          2.  Change in Control.  For the purpose of this Agreement, a "Change
              -----------------
in Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
Control: (1) any acquisition directly from the Company (except that an acquisition by virtue of the exercise of a

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conversion privilege shall not be considered within this paragraph unless the converted security was itself acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisi tion by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in paragraphs (1) and (2) of subsection (c) of this Section 2 are satisfied; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incum bent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "transaction"), unless, following such transaction in each case, (1) more than 80% of, respectively, the then outstanding shares of common stock of the corporation resulting from such transaction and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting

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Securities immediately prior to such transaction and (2) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction and any Person beneficially owning, immediately prior to such transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; or

          (d) Approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company, unless such assets are sold to a corporation and following such sale or other disposition, the conditions described in paragraphs (1) and (2) of subsec tion (c) of this section 2 are satisfied.

          3.   Rights and Obligations Prior to a Change in Control.  Prior to a
               ---------------------------------------------------
Change in Control the rights and obligations of Employee with respect to his or her employment by Company shall be whatever rights and obligations are negotiat ed between Company and Employee from time to time. The existence of this Agreement, which deals only with such rights and obligations subsequent to a Change in Control, shall not be treated as raising any inference with respect to what rights and obligations exist prior to a Change in Control.

          4.   Effect of a Change in Control.  In the event of a Change in
               -----------------------------
Control, Sections 6 through 7 of this Agreement shall become applicable to Employee if his or her Qualifying Termination occurs on or after the date of the Change in Control and on or prior to the first anniversary of the date of the Change in Control. If a Qualifying Termination has occurred by that date, then, notwithstanding

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Section 9, this Agreement shall remain in effect until Employee receives the various benefits to which he or she has become entitled under the terms of this Agreement; otherwise, upon such date this Agreement shall be of no further force or effect.

          5.   Qualifying Termination.  If, subsequent to a Change in Control
               ----------------------
and during the period described in Section 4, Employee's employment with the Company terminates, such termination shall be considered a Qualifying
                                     -----
Termination if either of the following events occurs:

          (a) Employee voluntarily terminates employment with the Company for Good Reason. For purposes of this Section, "Good Reason" shall mean the occurrence of one of the following events without Employee's consent:

          (1) The assignment to Employee of any duties at Company inconsistent in any material respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as they existed in their most significant form during the 90 days preceding the Change in Control or any other action by the Company which results in an aggregate diminution in any material respect in such position, author ity, duties or responsibilities, provided that (1) an isolated and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee shall not be a violation of this paragraph and (2) a reduc tion in one element of Employee's position, authority, duties or responsibilities com pensation shall not be deemed a violation of this paragraph if a counterbalancing increase in another element of Employee's position, authority, duties or responsibilities occurs (the determination of

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               whether the increase is counterbalancing shall be determined by
               Employee in good faith);

          (2) Any reduction in Employee's total aggregate compensation from Company not agreed to by Employee, which reduction shall be deemed to occur if there is a reduction in (1) Employee's aggregate base salary or annual bonus (which shall be deemed to be reduced if the annual bonus is less than the average annual bonus for the three fiscal years preceding the Change in Control) or (2) Employee's ability to participate in employee benefit plans, receive expense reimbursements, receive other fringe benefits, receive office and support staff, or receive paid vacation, on the same terms as such benefits were applicable during the 90 days preceding the Change in Control, provided that, (1) an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is promptly remedied after notice by the Employee shall not be deemed a violation of this paragraph and (2) a reduc tion in one element of Employee's total compensation shall not be deemed a violation of this paragraph if a counterbalancing increase in another element of Employee's total compensation occurs (the determination of whether the increase is counterbalancing shall be determined by Employee in good faith); and

          (3) The transfer of Employee's job location to a site which is more than 30 miles away from his or her place of employment prior to the Change in Control of the Company.

          (b) Employee is involuntarily terminated by Company without "Cause." For purposes of this Section,

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     "Cause" shall mean (1) an act or acts of dishonesty (including but not limited to conviction of a felony) taken by Employee which materially injures or damages the Company or (2) Employee's willful failure to substantially perform Employee's duties where such willful failure results in demonstrable material injury and damage to the Company.

          Unless the following paragraph applies, this paragraph applies if (1) the Change in Control is described in Section 2(c) and the resulting corporation ("Successor") is not the Company or (2) the Change in Control is described in Section 2(d), substantially all of the assets are sold to a single entity ("Successor") and the Successor assumes all obligations under this Retention Agreement. If this paragraph applies, then (1) the termination of Employee's employment with the Company in connection with the Change in Control will not, in of itself, constitute a Qualifying Termination if Employee is employed by the Successor in connection with the Change in Control and (2) the term "Successor" shall be substituted for "Company" throughout this Agreement.

          This paragraph applies if the Change in Control results in a joint venture entity in which the Company is a partner. If this paragraph applies, then (1) the reassignment or transfer of Employee from the Company to the joint venture entity in connection with the Change in Control will not, in of itself, constitute a Qualifying Termination and (2) whether a Qualifying Termination occurs shall be determined by considering the employment of Employee by the Company and the joint venture entity in the aggregate.

          6.   Severance Payment.  In the event of a Qualify ing Termination,
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Company shall pay Employee within 30 days of the Qualifying Termination a cash lump sum equal to Employee's "Compensation" as a severance payment (the "Severance Payment"). For this purpose, "Compensation" shall equal

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the sum of (1) the Employee's current annual base salary rate plus (2) the sum of all bonuses paid to the Employee during the three consecutive calendar year period ending on December 31 coinciding with or immediately preceding the Change in Control divided by three (provided that, if the Employee was not employed for three full calendar years, the bonus shall be based on the number of full calendar years during which the Employee was employed). The Severance Payment hereunder is in lieu of any severance payments that Employee might otherwise be entitled to from Company under the terms of any other severance pay arrangement.

          7.  Limitation on Severance Payments.
              --------------------------------

          (a) Notwithstanding anything in this Agreement to the contrary, any "parachute payments" to be made to or for the benefit of the Employee, whether pursuant to this Agreement or otherwise, shall be modified to the extent necessary so that the requirements of either paragraph (1) or (2) below are satisfied:

               (1) the aggregate "present value" of all "parachute payments" payable to or for the benefit of the Employee, whether pursuant to this Agreement or otherwise, shall be less than three times the Employee's "base amount"; or

               (2) each "parachute payment" payable to or for the benefit of the Employee, whether pursuant to this Agreement or otherwise, shall be in an amount which does not exceed the "reasonable compensation" allocable to such "parachute payment."

          (b) Notwithstanding anything in this Agreement to the contrary, no payment described in Section 280G(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code") shall be made to or for the benefit of the Employee.

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          (c)  For purposes of this Agreement:

               (1) the term "base amount" shall have the meaning ascribed to it under Section 280G(b)(3) of the Code;

               (2) the term "parachute payment" shall have the meaning ascribed in Section 280G(b)(2)(A) of the Code, without regard to Section 280G(b)(2)(A)(ii) of the Code, excluding any amount not treated as a parachute payment pursuant to Section 280G(b)(4)(A) or (6) of the Code;

               (3) "present value" shall be determined in accordance with
          Section 280G(d)(4) of the Code;

               (4) the term "reasonable compensation" shall have the meaning ascribed to it under Section 280G(b)(4)(B) of the Code (for personal services actually rendered before the date of the Change in Control); and

               (5) the portion of the "base amount" and the amount of "reasonable compensation" allocable to any "parachute payment" shall be determined in accordance with Section 280G(b)(3) of the Code and
          Section 280G(b)(4)(B) of the Code, respectively.

          (d) In the event the amount of any "parachute payments" which would be payable to or for the benefit of Employee without regard to this section must be modified to comply with this section, the first payments to be modified shall be those owed to the Employee under this Agreement.

          (e) Unless the Employee consents in writing, Company cannot delay payment of any amounts due under this Agreement by claiming that it is difficult to calculate the precise amount due under this Agreement

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     because of the reductions that may be required by subsections (a) through
     (d).

          (f) In the event that Employee requests independent verification of Company's calculations hereunder, Company shall provide to Employee within 15 business days after such a request an opinion from a nationally recognized accounting firm selected by Employee (the "Accounting Firm"). The opinion shall state the Accounting Firm's opinion that any decrease in payments hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

          (g) This section shall be interpreted so as to avoid the imposition of excise taxes on the Employee under Section 4999 of the Code or the disallowance of a deduction to Company pursuant to Section 280G(a) of the Code.

          8.   Waiver of Invalidity; No Offset.
               -------------------------------

          (a) Inasmuch as the injury caused to Employee in the event his employment is terminated after a Change in Control is difficult or incapable of accurate estimation at the date of this Agreement, the amounts provided to be paid hereunder are intended to be severance compensation and not a penalty, and therefore constitute a good faith forecast of the harm which might be expected to be caused to Employee. Accordingly, the Company waives any right to assert against Employee the invalidity of any payment hereunder by reason of Employee's failure to seek other employment or otherwise, nor shall the amount of any payment hereunder be reduced by reason of any compensation earned or not earned by Employee as the result of employment by another employer after the date of termina tion or otherwise.

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          (b) The Company's obligation to make the payments provided for in this
     Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. The preceding sentence shall not apply to any obligation of Employee if the Employee agreed in writing that the Employee's obligation may be offset against payments due hereunder.

          9.   Term of Agreement.  This Agreement shall be effective through
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September 30, 1997 and may not be amended or terminated during such period except pursuant to an instrument in writing executed by all of the parties hereto. The Board of Directors of the Company may, in its sole discretion and for any reason, provide written notice of termination or amendment, effective as of the then applicable expiration date, to Employee no later than six months before the expira tion date of this Agreement. If written notice is not so provided, this Agreement shall be automatically extended for an additional period of 60 months past the expiration date. This Agreement shall continue to be automatically extended for an additional 60 months at the end of such 60-month period and each succeeding 60-month period unless notice is given in the manner described in this section. Notwithstanding the preceding sentences of this Agreement, this Agreement shall automatically be extended past an otherwise applicable expiration date if a Change in Control has occurred prior to that date. The extension referred to in the preceding sentence shall be for one year after the Change in Control.

          10.  Successors.  The rights and obligations of Company under this
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Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

          11.  Governing Law.  Except to the extent that federal law is
               -------------
applicable, this Agreement is made and entered

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into in the State of California, and the laws of California shall govern its validity and interpretation in the performance by the parties hereto of their respective duties and obligations hereunder.

          12.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties respecting the benefits due Employee in the event of a Change in Control followed by a Qualifying Termination, and there are no representations, warranties or commitments, other than those set forth herein, which relate to such benefits. This is an integrated agreement.

          13.  Arbitration.  (a) Because it is agreed that time will be of the
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essence in determining whether any payments are due to Employee under this
Agreement, Employee may, if he or she desires, submit any claim for payment under this Agreement or dispute regarding the interpretation of this Agreement to arbitration. This right to select arbitration shall be solely that of Employee; Employee may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on Employee and Employee may choose in lieu thereof to bring an action in an appro priate civil court. Once an arbitration is commenced, how ever, it may not be discontinued without the mutual consent of both parties to the arbitration.

          (b) Any claim for arbitration may be submitted as follows: if Employee disagrees with the Company regarding the interpretation of this Agreement and the claim is finally denied by the Company in whole or in part, such claim may be filed in writing with an arbitrator of Employee's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of Employee submitting a list of five potential arbitrators to Company. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of California or (2) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, Company shall select one of the five

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arbitrators as the arbitrator for the dispute in question. If Company fails to select an arbitrator in a timely manner, Employee shall then designate one of the five arbitrators as the arbitrator for the dispute in question.

          (c) The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Employee and Company. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

          (d) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that the Company has breached this Agreement, he or she shall order the Company to immediately take the necessary steps to remedy the breach. The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both the Company and Employee agree that no appeal shall be taken by either party from any decision rendered in such action.

          (e) Solely for purposes of determining the alloca tion of the costs described in this subsection, Company will be considered the prevailing party in a dispute if the arbitrator determines (1) that the Company has not breached this Agreement and (2) the claim by Employee was frivolous. Otherwise, Employee will be considered the prevailing party. In the event that the Company is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Company) including stenographic reporter, if employed, shall

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be paid by the other party. In the event that Employee is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including
                                                                     ---------
all attorneys' fees incurred by Employee in pursuing his or her claim), including the fees of a stenographic reporter if employed, shall be paid by the Company.

          (f) If the arbitrator determines that (1) the Company has breached this Agreement and (2) the Company was unjustified in failing to make the payments required under this Agreement to Employee, Company shall pay to Employee, as liquidated damages and not as a penalty, an additional amount equal to 10% of the amount involved in the arbitration with respect to this Agreement.

          14.  Notices.  Any notice or communications required or permitted to
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be given to the parties hereto shall be delivered personally or be sent by
United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or to such other addressees the party addressed may have substituted by notice pursuant to this section:

          (a)  If to Company

                    Santa Anita Realty Enterprises, Inc.
                    Corporate Secretary
                    301 West Huntington Drive
                    Suite 405
                    Arcadia, CA  91007

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          (b)  If to Employee:

                    ___________________________________

                    ___________________________________
                    Street Address

                    ___________________________________
                    City, State, Zip Code


          15.  Captions.  The captions of this Agreement are inserted for
               --------
convenience and do not constitute a part hereof.

          16.  Severability.  In case any one or more of the provisions
               ------------
contained in this Agreement shall for any reason be held to be invalid, illegal or enforceable in other respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agree ment, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

          17.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

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          IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above in Arcadia, California.



                              Company


                              By ___________________________

                              Title ________________________


                              Employee


                              ______________________________


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                         Schedule of Omitted Documents
                        and Material Details Regarding
                   Retention Agreements of Certain Employees
                    of Santa Anita Realty Enterprises, Inc.
                       and Santa Anita Operating Company


     The persons listed below have entered into substantially identical forms of Retention Agreements, effective as of the dates listed opposite their names.
The form of Severance Agreement is filed as a part of this exhibit.


              Elizabeth P. Haug                  December 16, 1996
              Tom D. Austin                      December 16, 1996
              Roger C. Allen                     December 16, 1996
              Richard L. McNall                  December 16, 1996
              Cecelia Consiglio                  February 13, 1997